As filed with the Securities and Exchange Commission on January 31, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

VICI PROPERTIES INC.

(Exact name of registrant as specified in governing instruments)

8329 W. Sunset Road, Suite 210

Las Vegas, Nevada 89113

(702) 820-3800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward B. Pitoniak

Chief Executive Officer

VICI Properties Inc.

8329 W. Sunset Road, Suite 210

Las Vegas, Nevada 89113

(702) 820-3800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Todd E. Lenson, Esq. Jordan M. Rosenbaum, Esq. Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 (212) 715-9100	Edward F. Petrosky, Esq. Bartholomew A. Sheehan, III Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-221997

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock	12,075,000	$20.00	$241,500,000	$30,066.75(4)

(1)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended.
(2)	Includes shares subject to the underwriters’ overallotment option to purchase additional shares from us, if any.
(3)	Calculated pursuant to Rule 457(a) of the Securities Act of 1933, as amended.
(4)	The registrant previously registered an aggregate of $1,207,500,000 of its shares on the registrant’s Registration Statement on Form S-11 (File No. 333-221997) declared effective on January 31, 2018, for which a filing fee of $150,333.75 was previously paid.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 12,075,000 shares of common stock, $0.01 par value per share, having a maximum aggregate offering price of $241,500,000, comprising the same class of securities covered by an earlier Registration Statement on Form S-11 (File No. 333-221997), as amended (the “Prior Registration Statement”), filed by VICI Properties Inc. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act. The contents of the Prior Registration Statement, including all exhibits thereto, are incorporated by reference into this Registration Statement.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 36.	Financial Statements and Exhibits.

(B) Exhibits. The following exhibits are filed as part of, or incorporated by reference into, this Registration Statement on Form S-11:

Exhibit	Description

5.1	Opinion of Ballard Spahr LLP regarding the legality of the securities being issued

8.1	Opinion of Kramer Levin Naftalis & Frankel LLP regarding tax matters

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Deloitte & Touche LLP

23.4	Consent of Ballard Spahr LLP (included in Exhibit 5.1)

23.5	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 8.1)

24.1	Power of Attorney (included on the signature page to the Prior Registration Statement and incorporated by reference herein)

24.2	Power of Attorney of David Kieske (incorporated by reference to Exhibit 24.2 filed with the Prior Registration Statement)

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SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on January 31, 2018.

VICI Properties Inc.

By:	/s/ Edward B. Pitoniak
Name: Edward B. Pitoniak
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated, on January 31, 2018.

Name	Title

/s/ Edward B. Pitoniak	Chief Executive Officer (Principal Executive Officer) and Director
Edward B. Pitoniak

/s/ David Kieske	Chief Financial Officer (Principal Financial Officer)
David Kieske

/s/ Kenneth J. Kuick	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
Kenneth J. Kuick

*	Chair of the Board of Directors
James Robert Abrahamson

*	Director
Eugene Irwin Davis

*	Director
Eric Littmann Hausler

*	Director
Craig Macnab

*	Director
Michael David Rumbolz

*By:

/s/ Edward B. Pitoniak Edward B. Pitoniak	Attorney-in-fact for the persons indicated

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